SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 4, 2003
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)




                          Synergy Financial Group, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


        United States                   0-49980             22-3798677
----------------------------           ----------         -------------
(State or other jurisdiction           (File No.)         (IRS Employer
 of incorporation)                                        Identification Number)


310 North Avenue East, Cranford, New Jersey                      07016
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   (800) 693-3838
                                                      --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                          SYNERGY FINANCIAL GROUP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5.  Other Events
         ------------

         On June 4, 2003, the Registrant announced that it intends to initiate a repurchase of up to 56,685 shares of its outstanding common stock in open market transactions. The Registrant announced that the repurchases would be made from time to time in open market transactions, subject to the availability of shares, price and company financial performance. The repurchased shares will be for use by the Registrant's 2003 Restricted Stock Plan.

         In September 2002, the Registrant completed a minority stock offering in which it sold 1,454,750 shares, or 43.5%, of its outstanding common stock to eligible depositors of the Registrant's wholly-owned subsidiary, Synergy Bank, in a subscription offering. The remaining majority of the 3,344,252 outstanding shares of the Registrant are owned by Synergy, MHC.

         For further details, reference is made to the Press Release dated June 4, 2003, which is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------



     Exhibit
     Number                   Description
     ------                   -----------

       99       Press Release dated June 4, 2003

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 SYNERGY FINANCIAL GROUP, INC.


Date: June 4, 2003               By:  /s/Ralph A. Fernandez
                                      ------------------------------------------
                                      Ralph A. Fernandez
                                      Vice President and Chief Financial Officer